SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                             LIFERATE SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                             LIFERATE SYSTEMS, INC.
                              7210 METRO BOULEVARD
                             EDINA, MINNESOTA 55439


Dear Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders (the "Special Meeting") of LifeRate Systems, Inc. The Special Meeting will be held on Wednesday, January 28, 1998, at 9:00 a.m., local time, at Eden Prairie City Center, 8080 Mitchell Road, Eden Prairie, Minnesota 55344.

We suggest that you carefully read the enclosed Notice of Special Meeting and Proxy Statement.

We do not plan to make a presentation regarding the Company at the Special Meeting. However, your vote at the Special Meeting is needed for the Company to complete the final closing of its current financing. Accordingly, please complete, sign, date and return the enclosed proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Special Meeting.

                                        Very truly yours,


                                        /s/ David J. Chinsky
                                        David J. Chinsky
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER

December 22, 1997




                          PLEASE SIGN, DATE AND RETURN
                           THE ENCLOSED PROXY PROMPTLY
                         TO SAVE THE COMPANY THE EXPENSE
                           OF ADDITIONAL SOLICITATION

                             LIFERATE SYSTEMS, INC.
                              7210 METRO BOULEVARD
                             EDINA, MINNESOTA 55439

                              ---------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                           TO BE HELD JANUARY 28, 1998

                              ---------------------

TO THE SHAREHOLDERS OF LIFERATE SYSTEMS, INC.:

         A Special Meeting of Shareholders (the "Special Meeting") of LifeRate Systems, Inc. (the "Company") will be held on Wednesday, January 28, 1998, at 9:00 a.m., local time, at Eden Prairie City Center, 8080 Mitchell Road, Eden Prairie, Minnesota 55344, for the following purposes:

         1. To consider and act upon a proposal to amend the Company's Amended and Restated Articles of Incorporation to increase the number of the Company's authorized shares of common stock from 20,000,000 shares to 75,000,000 shares.

         2. To transact such other business as may be properly brought before the Special Meeting or any adjournment thereof.

         Only shareholders of record as shown on the books of the Company at the close of business on December 12, 1997 will be entitled to vote at the Special Meeting or any adjournment thereof.


                                           By Order of the Board of Directors


                                           /s/ Michel A. LaFond
                                           Michel A. LaFond
                                           SECRETARY

December 22, 1997

                             LIFERATE SYSTEMS, INC.
                              7210 METRO BOULEVARD
                             EDINA, MINNESOTA 55439


                               PROXY STATEMENT FOR
                         SPECIAL MEETING OF SHAREHOLDERS
                                JANUARY 28, 1998

                            -------------------------


                                  INTRODUCTION

         A Special Meeting of Shareholders (the "Special Meeting") of LifeRate Systems, Inc. (the "Company") will be held on Wednesday, January 28, 1998, at 9:00 a.m., local time, at Eden Prairie City Center, 8080 Mitchell Road, Eden Prairie, Minnesota 55344, or at any adjournment thereof, for the purposes set forth in the Notice of Meeting.

         A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's common stock, no par value (the "Common Stock"), will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. The Company may reimburse brokerage firms and others for expenses in forwarding proxy material to the beneficial owners of Common Stock.

         Any proxy given pursuant to this solicitation and received in time for the Special Meeting will be voted in accordance with the instructions given in such proxy. Any shareholder giving a proxy may revoke it any time prior to its use at the Special Meeting by giving written notice of such revocation to the Secretary of the Company. Written notice of revocation may be given prior to the Special Meeting, or a shareholder may appear at the Special Meeting and give written notice of revocation prior to use of the proxy.

         The Company expects that this Proxy Statement, the Proxy and Notice of Meeting will first be mailed to shareholders on or about December 22, 1997.

                                VOTING OF SHARES

         Only holders of Common Stock of record at the close of business on December 12, 1997 will be entitled to vote at the Special Meeting. On December 12, 1997, the Company had 8,480,305 shares of Common Stock outstanding, each such share entitling the holder thereof to one vote on each matter to be voted on at the Special Meeting. Holders of shares of Common Stock are not entitled to cumulative voting rights.

         The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting (4,240,153 shares) is required for a quorum for the transaction of business. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present at the Special Meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote).

         The proposal described in this Proxy Statement requires the approval of a majority of the shares present and entitled to vote in person or by proxy on the proposal (and at least a majority of the minimum number of votes necessary for a quorum to transact business at the meeting). In addition, the Purchase Agreement described below under the heading "Change in Control" requires that the proposed amendment to the Company's Amended and Restated Articles of Incorporation be approved by the affirmative vote of the holders of a majority of shares of Common Stock held by shareholders other than purchasers under the Purchase Agreement. Shares represented by a proxy card voted as abstaining on the proposal will be treated as shares present and entitled to vote that were not cast in favor of the proposal, and thus will be counted as votes against the proposal. Shares represented by a proxy card including any broker non-votes on the proposal will be treated as shares not entitled to vote on the proposal, and thus will not be counted in determining whether the proposal has been approved.

         Shares of Common Stock represented by properly executed proxy cards will be voted in accordance with the choices specified therein. Proxies that are signed by shareholders but that lack any voting instructions will be voted in favor of the proposal described in this Proxy Statement.

          PRINCIPAL SHAREHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of December 12, 1997, unless otherwise indicated, by (a) each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (b) each director,
(c) each "named executive officer" as defined in Item 402(a)(2) of Regulation S-B of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and
(c) all directors and executive officers of the Company as a group.

                                                  SHARES OF COMMON STOCK
NAME                                              BENEFICIALLY OWNED (1)
----                                       -------------------------------------
                                             AMOUNT          PERCENT OF CLASS(2)
                                             ------          -------------------

Special Situations Funds (3)               5,000,000 (3)              45.5%

Medtronic Inc.                               700,000 (4)               8.2%

David J. Chinsky                                   0                   0

Daniel A. Pelak                                    0 (5)               0

Kevin L. Roberg                                    0                   0

Paul D. Benson                                97,667                   1.2%

William W. Chorske                            10,000 (6)               *

David D. Koentopf                                  0                   0

David W. Haskin                              188,332 (7)               2.2%

Bruce Klein                                        0                   0

Thomas Niccum                                    666                   *

All directors and executive
officers as a group (4 persons)               97,667 (5)               1.2%

------------------------
*        Less than 1% of the outstanding shares

(1) Unless otherwise noted, all of the shares are held by individuals possessing sole voting and dispositive power with respect to the shares shown. Shares not outstanding, but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days, are treated as outstanding only when determining the amount and percent owned by such person or group.

(2) Based upon 8,480,305 outstanding shares of Common Stock as of December 1, 1997.

(3) As set forth in a Schedule 13D filed with the Securities and Exchange Commission on November 25, 1997, this amount consists of: (i) 1,000,000 shares of Common Stock held by Special Situations Private Equity Fund, L.P.; (ii) 1,000,000 shares of Common Stock issuable to Special Situations Private Equity Fund, L.P. pursuant to outstanding warrants;
         (iii) 1,100,000 shares of Common Stock held by Special Situations Fund III, L.P.; (iv) 1,100,000 shares of Common Stock issuable to Special Situations Fund III, L.P. pursuant to outstanding warrants; (v) 400,000 shares of Common Stock held by Special Situations Cayman Fund, L.P.; and (vi) 400,000 shares of Common Stock issuable to Special Situations Cayman Fund, L.P pursuant to outstanding warrants. Austin W. Marxe and David M. Greenhouse, principals of the investment advisors to the Funds (as hereinafter defined), are deemed to beneficially own the securities held by the Funds as reported herein. The address of Special Situations Private Equity Fund, L.P., Special Situations Fund III, L.P. and Special Situations Cayman Fund, L.P. (collectively, the "Special Situations Funds" or the "Funds") is 153 East 53rd Street, 51st Floor, New York, New York 10022.

         If the Second Closing Conditions to the Purchase Agreement are met, the Funds will be obligated to purchase 2,500,000 shares of Common Stock at a price of $.50 per share and warrants to purchase 2,500,000 shares of Common Stock for an aggregate purchase price of $1,250,000. If all of the additional 4,500,000 shares of Common Stock and warrants to purchase 4,500,000 shares of Common Stock are issued in the Second Closing, the Funds purchase 2,500,000 of the shares of Common Stock and warrants to purchase 2,500,000 shares of Common Stock and the Company does not issue any other shares of Common Stock, the Funds will "beneficially own" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) approximately 56.0% of the Company's Common Stock immediately following the Second Closing of the Purchase Agreement.

(4) Includes 100,000 shares that Medtronic, Inc. has the right to acquire within 60 days pursuant to the exercise of warrants. The address of Medtronic, Inc. is 7000 Central Avenue, N.E., Minneapolis, Minnesota 55432.

(5) Does not include any shares beneficially owned by Medtronic, Inc. Mr. Pelak is an employee of Medtronic and its designee for election to the Board of Directors.

(6) Includes 10,000 shares that Mr. Chorske has the right to acquire within 60 days pursuant to the exercise of stock options.

(7)      Includes 8,332 shares held by two of Mr. Haskin's daughters.

                                CHANGE IN CONTROL

         On November 14, 1997, LifeRate Systems, Inc. (the "Company") entered into a Securities Purchase Agreement (the "Purchase Agreement") with the Funds and the other purchasers named in the Purchase Agreement (the Funds and such other purchasers are collectively referred to herein as the "Purchasers"), pursuant to which the Company agreed to sell for cash up to 9,000,000 shares (the "Shares") of common stock, no par value (the "Common Stock") of the Company at prices ranging from $.50 to $.56 per share and warrants (the "Warrants") to purchase up to 9,000,000 shares of Common Stock, as well as an additional 104,000 Shares and Warrants for cancellation of certain indebtedness (the "Financing"). The first closing under the Purchase Agreement was held on November 14, 1997, at which the Company issued an aggregate of 2,500,000 Shares at a price of $.50 per share and issued an aggregate of 2,500,000 Warrants to the Funds for an aggregate purchase price of $1,250,000 and an aggregate of 104,000 Shares and 104,000 Warrants for the cancellation of $52,000 of indebtedness (the "First Closing"). The interim closing called for under the Purchase Agreement was held on November 21, 1997, at which the Company sold an additional 1,790,000 Shares at a price of $.56 per share and issued an additional 1,790,000 Warrants to purchasers other than the Funds for an aggregate purchase price of $1,002,400. The Shares and Warrants acquired by the Funds in these transactions constitute "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of 45.5% of the Company's Common Stock as of December 12, 1997, the record date for the Special Meeting.

         The Purchase Agreement also provides that, in the event the Company fulfills certain conditions by January 15, 1998 (the "Second Closing Conditions"), the Company will issue up to an additional 4,500,000 Shares and Warrants to purchase 4,500,000 shares of Common Stock at a purchase price of between $.50 and $.56 per share on or before January 31, 1998 (the "Second Closing"). The Second Closing Conditions include (a) the approval by the shareholders of the Company of an amendment to the Company's Articles of Incorporation to increase the total number of authorized shares of Common Stock to an aggregate of 75,000,000 at the Special Meeting and (b) the attainment by the Company no later than January 15, 1998, of the following milestones: (i) the Company's net revenues derived from the sale of existing or new systems during the period from October 1, 1997, through January 15, 1998, shall be at least $200,000; (ii) the Company shall have executed letters of intent and/or sales contracts, each with a minimum value of $5,000, with at least five new (excluding current or previous) customers for the sale of any existing or new systems during the period from October 1, 1997 through January 15, 1998; and
(iii) the Company shall have made generally available for sale a commercially marketable entry level cardiac cath lab product designed to support the data requirements of the American College of Cardiology, with a sales price range of $5,000-$15,000. If the Second Closing Conditions are met, the Funds will be obligated to purchase 2,500,000 Shares at a price of $.50 per share and 2,500,000 Warrants for an aggregate purchase price of $1,250,000. If all of the additional 4,500,000 Shares and 4,500,000 Warrants are issued in the Second Closing, the Funds purchase 2,500,000 of the Shares and Warrants and the Company does not issue any other shares of Common Stock, the Funds will "beneficially own" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) approximately 56% of the Company's Common Stock immediately following the Second Closing.

         The net proceeds to be received by the Company if all 9,000,000 of the Shares and Warrants are sold under the Purchase Agreement, after deducting commissions of the selling agent and estimated expenses, are estimated to be approximately $4,298,000. The Company anticipates that the net proceeds from this offering will be used approximately as follows: Research and Development, $1,250,000; Customer Support, $625,000; Sales and Marketing, $1,050,000;
Outstanding Accounts Payable, $408,000; Repayment of Indebtedness, $246,425; and General and Administrative, $718,600. The amounts above represent the Company's best estimate of its allocation of the net proceeds of this offering, based upon the current state of its business operations, its current plans and current economic and industry conditions. These estimates are subject to change based upon factors such as the Company's cash needs, competition, technological developments, market trends and the availability of alternative financing methods.

         As a condition to the First Closing, the Company's Board of Directors was reduced from ten directors to five directors, and all of the non-employee directors of the Company, other than Daniel Pelak and Kevin Roberg, resigned from the Board of Directors. In addition, all of the non-employee directors of the Company agreed to cancel all options or warrants to purchase shares of Common Stock held by them (except for certain options to purchase an aggregate of 236,333 shares held by APF, LLC ("APF") and Dr. Anthony P. Furnary ("Furnary") and options to purchase 10,000 shares, exercisable at $1.00 per share held by each of William W. Chorske and William Knopf, M.D.). Under the Purchase Agreement, the Company has also agreed, so long as the Purchasers own or have the right to acquire at least 20% of the then outstanding shares of Common Stock, that (a) the Company shall maintain the number of directors who constitute the Board of Directors at five; (b) so long as the Funds own at least 2.5% of the then outstanding shares of Common Stock, the Company shall maintain on the Board of Directors one director nominee to be designated by the Funds; and (c) for a period of three years from the date of the Purchase Agreement, the Company shall maintain on the Board of Directors one director nominee to be designated by Miller Johnson & Kuehn, Incorporated ("MJK"), which nominee is to be mutually acceptable to the Company and MJK (the "MJK Director").

         The Company agreed to a number of covenants under the Purchase Agreement. So long as the Purchasers own or have the right to acquire at least 20% of the outstanding shares of Common Stock, the Company has agreed not to do any of the following without the consent of the Funds and the MJK Director: (a) sell Common Stock or any rights or securities convertible into or exercisable or exchangeable for Common Stock at a purchase, exercise or conversion price, as the case may be, of less than $1.00 per share of Common Stock for a period of three years from the date of the Purchase Agreement; (b) issue any securities senior to the Common Stock; (c) effect any reclassification, capital reorganization or other change of outstanding shares of capital stock of the Company; (d) merge, consolidate or enter into any other business combination of the Company with or into another entity (other than a merger of a wholly owned subsidiary, in which merger the Company shall be the surviving entity); (e) sell, lease or otherwise dispose of all or substantially all of its assets; or
(f) liquidate, dissolve or wind-up the Company.

                            DESCRIPTION OF SECURITIES

         At present, the Amended and Restated Articles of Incorporation of the Company authorize the issuance of 20,000,000 shares of Common Stock, no par value, and 1,000,000 shares of undesignated preferred stock (the "Undesignated Stock"). As of December 12, 1997, there were 8,480,305 shares of Common Stock issued and outstanding and 11,519,695 shares of Common Stock authorized but unissued and no shares of Undesignated Stock issued and outstanding. Of the 11,519,695 shares of Common Stock that were authorized and unissued, 7,963,355 shares are reserved for issuance pursuant to the Company's 1993 Stock Option Plan, Employee Stock Purchase Plan, outstanding options, warrants and other convertible securities of the Company. Accordingly, as of December 12, 1997, there were 3,556,340 shares of Common Stock available for issuance or sale by the Company other than those issuable as described above. The Company has not declared or paid any cash dividends on its Common Stock since its inception and does not intend to pay any dividends for the foreseeable future.

COMMON STOCK

         All outstanding shares of Common Stock are fully paid and nonassessable. Each share of the outstanding Common Stock is entitled to participate equally in dividends as and when declared by the Board of Directors and is entitled to participate equally in any distribution of net assets made to the shareholders upon liquidation of the Company. There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of Common Stock, except for the contractual preemptive right held by Medtronic, Inc. All shares of Common Stock have equal rights and preferences. The holders of Common Stock are entitled to one vote for each share held of record on all matters voted upon by shareholders and may not cumulate votes for the election of directors. Accordingly, the owners of a majority of the shares of Common stock outstanding may elect all of the directors of the Company if they choose to do so, and the owners of the balance of such shares would not be able to elect any directors.

UNDESIGNATED STOCK

         Under applicable Minnesota law, no action by the Company's shareholders is necessary, and only action of the Board of Directors is required, to authorize the issuance of any Undesignated Stock. The Board of Directors is empowered to establish, and to designate the name of, each class or series of the shares of Undesignated Stock and to set the terms of such shares (including terms with respect to redemption, sinking fund, dividend, liquidation, preemptive, conversion and voting rights and preferences). The Board of Directors can issue shares of such class or series to, among other individuals, the holders of another class or series of preferred stock or to the holders of Common Stock. Accordingly, the Board of Directors, without shareholder approval, can issue preferred stock with voting or conversion rights which could adversely affect the voting power of the holders of the Common Stock. The Undesignated Stock may have the effect of discouraging an attempt, through acquisition of a substantial number of shares of Common Stock, to acquire control of the Company with a view to effecting a merger, sale or exchange of assets or a similar transaction. For example, the Board of Directors could issue such shares as a dividend to holders of Common Stock or place such shares privately with purchasers who may side with the Board of Directors in opposing a takeover bid.

                 PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION
             TO INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY
                                   PROPOSAL 1

INTRODUCTION

         At present, the Amended and Restated Articles of Incorporation of the Company authorize the issuance of 20,000,000 shares of Common Stock, no par value. As of December 12, 1997, 8,480,305 shares of the Company's authorized shares of Common Stock were issued and outstanding and 11,519,695 shares were authorized but unissued. Of the 11,519,695 shares of Common Stock that were authorized and unissued, 7,963,355 shares are reserved for issuance pursuant to the Company's 1993 Stock Option Plan, Employee Stock Purchase Plan, outstanding options, warrants and other convertible securities of the Company. Accordingly, as of December 12, 1997, there were 3,556,340 shares of Common Stock available for issuance or sale by the Company other than those issuable as described above.

         The Board of Directors has unanimously proposed that the Company's Amended and Restated Articles of Incorporation be amended to increase the authorized number of shares of Common Stock from 20,000,000 to 75,000,000 and that this amendment should be presented to the Company's shareholders at the Special Meeting. The Company anticipates that up to 4,500,000 Shares and 4,500,000 Warrants will be issued in connection with the Purchase Agreement at the Second Closing. Accordingly, if this amendment is approved by the shareholders, 49,556,340 shares of Common Stock will be authorized for issuance and unreserved immediately after the Second Closing, assuming all 4,500,000 Shares and 4,500,000 Warrants are issued in the Second Closing. The Company does not currently have a sufficient number of authorized and unreserved shares of Common Stock to complete the Second Closing, and this amendment must be approved in order to complete the Second Closing. The number of shares of Undesignated Stock authorized under the Amended and Restated Articles of Incorporation, which is currently 1,000,000 shares, will not be changed by this amendment. At the Special Meeting, the shareholders of the Company are being asked to approve this amendment.

PURPOSE AND EFFECTS OF THE PROPOSED AMENDMENT

         The purpose of adopting the proposed amendment is to enable the Company to consummate the transactions contemplated by the Purchase Agreement and to complete the Second Closing. In addition, the Board of Directors believes that it is necessary and desirable to increase the number of shares of Common Stock the Company is authorized to issue to give the Board of Directors additional flexibility to declare stock splits or dividends, adopt additional future employee benefit plans, make acquisitions through the use of stock, increase the number of shares in the market, enable the Board of Directors to reserve additional shares for issuance under any options, warrants or convertible securities which may be issued and raise equity capital. The Board of Directors has no immediate plans, understandings or agreements or commitments to issue additional shares of Common Stock for any of these purposes, except in connection with the Purchase Agreement discussed above and except as permitted or required by outstanding options, warrants, convertible securities and additional options which may be granted from time to time under the Company's 1993 Stock Option Plan. The flexibility inherent in having the authority to issue shares of Common Stock will, in the opinion of the Board of Directors, be advantageous to the Company in any negotiations involving the issuance of such stock. If the shareholders fail to approve the proposed amendment the Company will not be able to complete the Second Closing under the Purchase Agreement, which would materially and adversely affect the Company's ability to finance continuing operations. In addition, if the authorization of additional shares of Common Stock (beyond the number of shares needed to complete the Second Closing) are deferred until a specific need existed, the time and expense required in connection with obtaining the necessary shareholder action for each proposed issuance could deprive the Company of flexibility that the Board of Directors believes will result in the most efficient use of such shares. If this proposed amendment is adopted, no additional action or authorization by the Company's shareholders will be necessary prior to the issuance of such additional shares, unless required by applicable law or regulation, or unless deemed desirable or advisable by the Board of Directors.

         If adopted, the proposal will not, by itself, have any effect on the rights of holders of presently issued and outstanding shares of Common Stock. Under the Company's Amended and Restated Articles of Incorporation, the shareholders of the Company do not have preemptive rights with respect to the Common Stock. Thus, should the Board of Directors elect to issue additional shares of Common Stock, existing shareholders would not have any preferential rights to purchase such additional shares of Common Stock.

         Although the Board of Directors is proposing this amendment to the Company's Amended and Restated Articles of Incorporation for the reasons stated above, the amendment could, under certain circumstances, discourage or make more difficult an attempt by a person or organization to gain control of the Company by tender offer or proxy contest, or to consummate a merger or consolidation with the

Company after acquiring control, and to remove incumbent management, even if such transactions were favorable to the shareholders of the Company. Issuance of shares of Common Stock in a private placement to a person sympathetic to management and opposed to any attempt to gain control of the Company could make a change in control of the Company more difficult. Accordingly, this proposal to amend the Company's Amended and Restated Articles of Incorporation may be deemed (under certain circumstances which may or may not occur) to be an anti-takeover measure. However, the proposal is not being presented as an anti-takeover measure.

PROPOSED RESOLUTION

         A resolution in substantially the following form will be submitted to the shareholders at the Special Meeting:

         RESOLVED, that the second sentence of Article III of the Company's Amended and Restated Articles of Incorporation is amended in its entirety to read as follows:

                  "The total number of shares of all classes of capital stock which the Corporation shall be authorized to issue is 76,000,000, consisting of 75,000,000 shares of common stock and 1,000,0000 shares of preferred stock."

         RESOLVED FURTHER, that the appropriate officers of the Company are authorized and directed to make, execute, acknowledge and file such certificates and documents as may be required by law with respect to the foregoing resolutions.

BOARD OF DIRECTORS' RECOMMENDATION

         The Board of Directors recommends a vote FOR approval of this amendment. The affirmative vote of the holders of a majority of shares of Common Stock of the Company present in person or by proxy at the Special Meeting, assuming a quorum is present, is necessary for approval. In addition, the Purchase Agreement requires that this amendment be approved by the affirmative vote of the holders of a majority of shares of Common Stock held by shareholders other than purchasers under the Purchase Agreement. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR the approval of this amendment.

                          INTERESTS OF CERTAIN PERSONS

         If the proposed amendment to the Company's Amended and Restated Articles of Incorporation is approved and the Company completes the Second Closing, the Funds will acquire an additional 2,500,000 shares of Common Stock and 2,500,000 warrants pursuant to the Purchase Agreement.

                      PROPOSALS FOR THE 1998 ANNUAL MEETING

         It is anticipated that the next shareholders' meeting will be held in May 1998. Shareholder proposals intended to be presented in the proxy materials relating to the 1998 Annual Meeting of Shareholders must be received by the Company on or before December 25, 1997.

                                 OTHER BUSINESS

         The Company knows of no business that will be presented for consideration at the Special Meeting other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Special Meeting, it is intended that proxies solicited by the Board will be voted in accordance with the judgment of the person or persons voting the proxies.

LIFERATE SYSTEMS, INC.                                                     PROXY
7210 METRO BOULEVARD
EDINA, MINNESOTA 55439

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             LIFERATE SYSTEMS, INC.

The undersigned hereby appoints David J. Chinsky and Kenneth G. Tarr, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of LifeRate Systems, Inc. held of record by the undersigned on December 12, 1997, at the Special Meeting of Shareholders to be held on January 28, 1998 or any adjournment thereof.

1. PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                   [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 ABOVE.

                          (PLEASE SIGN ON REVERSE SIDE)

                           (CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        DATE:___________________________________


                                        ________________________________________
                                                       Signature

                                        ________________________________________
                                                Signature if held jointly

                                        PLEASE MARK, SIGN, DATE AND RETURN THE
                                        PROXY CARD PROMPTLY USING THE ENCLOSED
                                        ENVELOPE, WHICH REQUIRES NO POSTAGE IF
                                        MAILED IN THE UNITED STATES.